Exhibit 10.2

THIRD AMENDMENT TO

CITRIX SYSTEMS, INC.

AMENDED AND RESTATED

2005 EQUITY INCENTIVE PLAN

WHEREAS, on April 14, 2011 the Board of Directors (the “Board”) of Citrix Systems, Inc. (the “Company”) ratified, confirmed and approved the performance criteria under the Citrix Systems, Inc. Amended and Restated 2005 Equity Incentive Plan (as amended and in effect, the “Plan”) as detailed in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 15, 2011 (the “Performance Criteria”) and recommended that the Company’s stockholders approve the material terms of the Performance Criteria at the Company’s annual meeting of stockholders to be held on May 26, 2011 (the “Annual Meeting”) for purposes of compensation deductibility under Internal Revenue Code Section 162(m); and

WHEREAS, the stockholders approved the material terms of the Performance Criteria at the Annual Meeting.

NOW THEREFORE, in accordance with Section 15 of the Plan, effective as of May 26, 2011, the Plan is hereby amended as follows:

1.	Section 2.19 of the Plan is hereby amended by deleting such section in its entirety and substituting the following in lieu thereof:

“2.19. Performance Criteria means the criteria that the Committee selects for purposes of establishing the Performance Goal or Performance Goals for a Participant for a Performance Period. The term Performance Criteria shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Affiliate, either individually, alternatively or in any combination, and measured either quarterly annually or cumulatively over a period of quarters or years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Committee in the Award: (a) operating margin, gross margin or profit margin, (b) earnings per share or pro forma earnings per share, (c) revenue or bookings, (d) expenses or operating expenses, (e) completion of number of years of service with Citrix, (f) net income, operating income, earnings before interest and taxes, and earnings before interest, taxes, depreciation and amortization, (g) stock price increase, (h) market share, (i) return on assets, capital, equity or sales (j) performance relative to peers, (k) divisional or operating segment financial and operating performance, (l) total return on shares of common stock relative to increase in appropriate stock index selected by the Committee, (m) customer satisfaction indicators, (n) cash flow, (o) pre-tax profit, (p) growth or growth rate with respect to any of the foregoing measures, (q) attainment of strategic and operational objectives, (r) other financial measures determined by the Committee, (s) other performance measures determined by the Committee, or (t) any combination of the foregoing. The Committee may appropriately adjust any evaluation of performance under a Performance Criterion to exclude any of the following events that occurs during a performance period: (i) asset write-downs or impairment, (ii) litigation or claim judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs, (v) any extraordinary non-recurring items, including those described in The Financial Accounting Standards Board’s authoritative guidance and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s annual report to stockholders for the applicable year, and (vi) any other extraordinary items adjusted from the Company’s U.S. GAAP results in the Committee’s discretion. The Committee will, but within the time prescribed by Section 162(m) of the Code in the case of Qualified Performance-Based Awards, objectively define the manner of calculating the Performance Criteria it selects to use for such Performance Period for such Participant.”

2.	Except herein above provided, the Plan is hereby ratified, confirmed and approved in all respects.